UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2021

Merck & Co., Inc.

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Galloping Hill Road, Kenilworth, NJ	07033
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code): (908) 740-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock ($0.50 par value)	MRK	New York Stock Exchange
1.125% Notes due 2021	MRK/21	New York Stock Exchange
0.500% Notes due 2024	MRK24	New York Stock Exchange
1.875% Notes due 2026	MRK/26	New York Stock Exchange
2.500% Notes due 2034	MRK/34	New York Stock Exchange
1.375% Notes due 2036	MRK36A	New York Stock Exchange

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 2, 2021, Merck & Co., Inc. (the “Company”) completed the separation of Organon & Co. (“Organon”), formerly the Company’s women’s health, biosimilars and established brands businesses into a separate, publicly-traded company (the “Separation”). In connection with the Separation, a distribution was made on June 2, 2021, on a pro rata basis, to the Company shareholders of record on May 17, 2021 (the “Record Date”) (the “Distribution”). Each Company shareholder was entitled to receive one-tenth of a share of Organon common stock for each share of Company common stock held on the Record Date. Company shareholders will receive cash in lieu of fractional shares for amounts of less than one Organon common share. The Distribution was structured to be tax-free to Company shareholders except to the extent of cash received in lieu of fractional shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: June 3, 2021	By:	/s/ Kelly E. W. Grez
	Name:	Kelly E. W. Grez
	Title:	Deputy Corporate Secretary